Exhibit 4.14

MARVELL CONFIDENTIAL INFORMATION

AMENDMENT #3
To The
Technology Development, License and Manufacturing Agreement

This Amendment #3 to the Technology Development, License and Manufacturing Agreement (this "Amendment #3") is entered into effective as of the date last signed by the parties below (the "Amendment Effective Date"), between:  (i) Marvell International Ltd., a Bermuda corporation, with offices at Canon’s Court, 22 Victoria Street, Hamilton, HM 12, Bermuda, on behalf of itself and its Affiliates, and Marvell Israel (M.I.S.L.) Ltd. (formerly known as Marvell Semiconductor Israel Ltd.), an Israeli corporation, with offices at 6 Hamada Street, Mordot HaCarmel Industrial Park, Yokneam, Israel 20692, on behalf of itself and its Affiliates (collectively “Marvell”), and (ii) EZchip Technologies Ltd., an Israeli corporation with offices at 1 Hatamar Street, PO Box 527, Yokneam 20692, Israel (“EZchip”).  Marvell and EZchip are each a "party" hereto; and collectively, they are the parties" hereto.

Effective as of April 12th, 2006, Marvell and EZchip entered into a Technology Development, License and Manufacturing Agreement whereby the parties can agree in writing to future projects which establish the responsibilities of the parties with regard to certain Licensed Products to be added to the Master Agreement; and on April 12th, 2006, Marvell and EZchip entered into Amendment #1 to the Master Agreement adding the 98NXxxx Project (otherwise referred to as the NP3 Licensed Product) and the corresponding 98NXxxx Exhibits to the Master Agreement (“Amendment #1); and on September 24th, 2009, Marvell and EZchip entered into Amendment #2 to the Master Agreement adding the NP4 Project and the corresponding NP4 Exhibits to the Master Agreement  (the “Amendment #2, and together with Amendment #1 and this Amendment #3, the “Amendments”; and the Technology Development, License and Manufacturing Agreement (including all Exhibits thereto), as amended by the Amendments, the "Agreement" or  the “Master Agreement”); and the parties now wish to amend the Master Agreement as set forth below.  Unless the context requires otherwise, each capitalized term used in this Amendment #3 but not defined herein shall have the same meaning as defined in the Master Agreement.  The parties now wish to amend the Master Agreement and the Amendments on the terms and conditions set forth in this Amendment #3.

ACCORDINGLY, THE PARTIES HEREBY FURTHER AGREE AS FOLLOWS:

1.             Amended Items in the Master Agreement.

1.1        Termination Rights.

Section 8.3(i) is hereby amended to insert the word "materially" immediately following the word "EZchip" and before the word "fails".

Section 8.3(ii) is hereby amended to replace “[*] business days” with “[*] days” at lines 4 and 5.

*    This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

Section 8.3(iii) is hereby deleted and replaced with the words “[Intentionally Omitted.].

The second sentence of the first paragraph of Section 8.4 is hereby amended to insert the words "subject to the payment of Royalties as provided for herein" immediately following the words "termination of this Agreement" and before the words "in addition to any Escrow License".

The last sentence of the second paragraph of  Section 8.4 that starts with the words " The parties further agree that" is hereby deleted and replaced with the following sentence: “The parties further agree that: (i) EZchip's support obligations set forth in Exhibit C of Amendment #2, Addendum 1 to Exhibit C of Amendment #3 and Exhibit C of Amendment #4 (EZchip Support) ("EZchip's Support Obligations"); (ii) absent an uncured breach by EZchip for nonpayment, the provisions of Addendum 1 to Exhibit C of Amendment #3 and Exhibit C of Amendment #4 (Marvell Support) ("Marvell's Support Obligations"); (iii) absent an uncured breach by EZchip for nonpayment, Marvell's supply obligations pursuant to Exhibit H_NP4 (including Marvell's obligations pursuant to Exhibit H-NP4) , as amended by Amendment #3 and Amendment #4 ("Marvell's Supply Obligations"); and (iv)  the provisions of Section 9.3, shall survive any termination of this Agreement, for any reason, with respect to all customers and programs affected thereunder.

1.2        Escrow Release Event.

The following words are added to Section 10.4 immediately following the words “under Section 8.3(ii)”: “provided that, notwithstanding any other provision of this Agreement or any other agreement to which Marvell and EZchip are parties, a merger of EZchip with or into a third party and/or a change of the control in EZchip and/or a sale or an acquisition of all of EZchip's securities and/or all, or substantially all, of EZchip assets to any third party (an "M&A Event") shall not be deemed as a dissolution of EZchip and shall not be considered as a Release Event.

1.3        Exclusivity.

Section 9.3 of the Agreement is hereby deleted in its entirety and is replaced with the following:  “Marvell may exclusively pursue and EZchip shall not independently sell (directly or indirectly) the NP-3C, NP-4c and NP-5cLicensed Products and their derivatives or variants to the Identified Customers for the Identified Programs designated on Exhibit E, provided that the foregoing exclusivity shall not apply to, and EZchip shall be free to sell to any third party (including any Identified Customer) (1) any other products, including the next generations of the foregoing products (e.g., NP-6c) provided that the other products, including the next generations of the foregoing products, are not a derivative or variant of the Licensed Products(2) any network processors that are not derivatives or variants of the Licensed Products, and (3) any customer designs existing as of the Effective Date, without any restriction . For the avoidance of doubt, errata fixes, minor enhancements, and or process shrinks of the Licensed Products shall be considered derivatives or variants of the Licensed Products.”

MARVELL CONFIDENTIAL INFORMATION

1.4        Limitation of Liability.

The first paragraph of Section 12.9 is hereby replaced with the following:  “EXCEPT FOR A BREACH OF SECTION 7 (CONFIDENTIAL INFORMATION), SECTION 11 (INTELLECTUAL PROPERTY INDEMNIFICATION) OR FRAUD OR WILLFUL MISCONDUCT, INCLUDING WITHOUT LIMITATION, (I) THE SALE BY MARVELL OF THE NP4-C TO ANY PARTY OTHER THAN IDENTIFIED CUSTOMERS, OR THE NP4-G, NP4-L OR [*] TO ANY PARTY OTHER THAN EZCHIP AND SELECTED CUSTOMERS, (II) A BREACH OF SECTION 9.3, OR (III) A BREACH OF MARVELL'S SUPPLY OBLIGATIONS, BUT ONLY TO THE EXTENT THAT SUCH BREACH (UNDER SUBSECTIONS I, II, OR III) IS DIRECTLY CAUSED BY A PARTY'S WILLFUL MISCONDUCT, IF ANY PARTY TO THIS AGREEMENT IS FOUND LIABLE (WHETHER UNDER CONTRACT, TORT OR OTHERWISE), THE CUMULATIVE LIABILITY OF SUCH PARTY FOR ALL CLAIMS WHATSOEVER ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE SUM OF ALL AMOUNTS PAID BY ONE PARTY TO THE OTHER PARTY DURING THE [*] MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE CLAIM, OR [*] MILLION DOLLARS [*] (), WHICHEVER IS GREATER.

The following phrase is added to the beginning of the Second Paragraph of Section 12.9:

“EXCEPT FOR A BREACH OF SECTION 7 (CONFIDENTIAL INFORMATION) OR FRAUD OR WILLFUL MISCONDUCT,”

1.5        NP-4 Exhibits.

Exhibit A-NP4 (SOW & Specifications), Exhibit B-NP4 (Milestones and Deliverables), Exhibit C-NP4 (Support), Exhibit D-NP4 (Quality), Exhibit E-NP4 (Identified Customers & Identified Programs), Exhibit F-NP4 (Royalties, Shared Engineering Fees, & License Fees Applicable to NP4-C Licensed Product for Cisco Systems Only), Exhibit G (Escrow), and Exhibit H (Terms of Sale) are amended per the Addendums attached to this Amendment #3 in order to add NP4-L and [*] and NP4-CL to the Master Agreement.

1.6        [*]

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

1.7        [*]

2.        Amendment Items in Amendment #1.

The following words are added to the end of Section 1.1.1 of Exhibit G of Amendment #1: “provided that, notwithstanding any other provision of this Exhibit or any other agreement to which Marvell and EZchip are parties, an "M&A Event (as defined in Amendment #3) shall not be deemed as a dissolution of EZchip and shall not be considered as a Release Event ,”

The following words are added after “under the SOW)” in lieu of the rest of the Section that starts with the words "after the occurrence of": at the end of the first paragraph of Section 1.2 of Exhibit G of Amendment #1: “and such failure is not cured within [*] days after Marvell's written notice and it requires Marvell's use of the escrowed technology to remedy said breach as provided under the Business Term Agreement with Cisco."

The phrase "including next generations of Identified Programs" and the phrase "next generations of these product lines" in the first paragraph of Section I of Exhibit E are hereby deleted in their entirety and any reference to such phrases is deleted as well.

3.        Amendment Items in Amendment #2.

The following words are added to the end of Section 1.1.1 of Exhibit G of Amendment #2: “provided that, notwithstanding any other provision of this Exhibit or any other agreement to which Marvell and EZchip are parties, an "M&A Event (as defined in Amendment #3) shall not be deemed as a dissolution of EZchip and shall not be considered as a Release Event,”

The following words are added after “under the Amendment 2)” in lieu of the rest of the Section that starts with the words "after the occurrence of": at the end of the first paragraph of Section 1.2 of Exhibit G of Amendment #2: “and such failure is not cured within [*]days after Marvell's written notice and it requires Marvell's use of the escrowed technology to remedy said breach as provided under the Business Term Agreement with Cisco."

The phrase "including next generations of Identified Programs" and the phrase "next generations of these product lines" in the first paragraph of Section I of Exhibit E are hereby deleted in their entirety and any reference to such phrases is deleted as well.

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

4.             Amendments to other Agreements.

The parties shall cooperate reasonably and in good faith to amend any other agreement between them that deals with the foregoing issues (including the agreement among EZchip, Marvell and Cisco) in accordance with the terms and conditions of this Amendment #3.

5.      General Provisions.

5.1  Full Force and Effect.  The parties confirm that, except as modified by this Amendment, the Master Agreement remains in full force and effect in accordance with its terms.  If any provision of this Amendment conflicts with any provision of the Master Agreement, then the provisions of this Amendment shall govern and control over the Master Agreement.

5.2  Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.  The parties agree that a facsimile of a signed counterpart shall be as effective and have the same force and effect as the original thereof.

Executed effective as of the Amendment Effective Date.

MARVELL INTERNATIONAL LTD.	EZCHIP TECHNOLOGIES LTD.

By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

MARVELL ISRAEL (M.I.S.L.) LTD.

By:
Name:
Title:
Date:

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT A-NP4

STATEMENT OF WORK (SOW) & SPECIFICATIONS

I.  GENERAL

This Addendum 1 to Exhibit A-NP4 adds NP4-L and [*] and NP4-CL Licensed Products described herein into Exhibit A-NP4.

For the avoidance of doubt, the parties acknowledge that pursuant to Section 4.2 of the Master Agreement, there will be “no” joint ownership of the EZchip Technology, the Marvell Technology, or other such related technologies of either party or their Intellectual Property Rights therein.

1.	[*]

2.
Marvell will supply the NP4-L exclusively to EZchip.  EZchip shall be entitled to sell the NP4-L to any party, except for Identified Customers unless it has first obtained the express written consent of Marvell.

3.	NP4-L and[*]contain a subset of the features of NP4-G, and will not contain ANY features deemed to be exclusive to Cisco as defined with respect to NP4-C.

4.	NP4-CL contains a subset of the features of NP4-C and is to be sold only to Identified Customers by Marvell.

II. LICENSED PRODUCT SPECIFICATIONS

[*]

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

NP4-L Features

▪	All NP4-G features as previously set forth in Amendment #2 with following changes

[*]

NP4-CL Features

[*]

XVI. Manufacturing:

1.
Marvell will add an eFuse to differentiate between[*] and NP4-L and NP4-CL (and NP4-C and NP4-G). EZChip design and RTL need to support this eFuse and capability to disabled the forbidden features from the silicon.

2.	Marvell will provide NP4-L and[*]and NP4-CL samples, [*] of each, to EZchip to be used in the chip validation.
3.	The NP4-L and[*] will be manufactured by Marvell and will be branded with the following EZchip Trademarks
4.	[*]

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

Provided Cisco elects to purchase NP4-CL, the NP4-CL will be manufactured by Marvell and will be branded with the following Marvell –EZchip Trademarks.  Marvell Logo will include the following reference to EZchip: “Powered by EZchip Technologies”.   Marvell may, at its discretion, change such marking, provided it keeps the reference and proportions to EZchip unchanged.  Notwithstanding the foregoing, in response to Cisco’s written request to Marvell, Marvell may remove the EZchip Trademark and/or the above reference to EZchip from the NP4-CL manufactured by Marvell.

Powered by EZchip Technologies NP4-C-XX-XXX Lot Code MMYY-Date Code TAIWAN

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT B-NP4

MILESTONES & DELIVERIES
[*]

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT C-NP4

EZCHIP SUPPORT

•	This Addendum 1 to Exhibit C-NP4 adds NP4-L and [*] and NP4-CL Licensed Products into Exhibit C-NP4.

•
Notwithstanding EZchip's undertakings pursuant to Exhibit C-NP4, EZchip's technical support shall be provided to Marvell for free only to the extent that such technical support is required in order to: (i) address EZchip's deficiency; or (ii) address an issue or a change specifically requested in writing by the Identified Customer.  Any other technical support shall be subject to the parties' prior written consent, acting reasonably.

MARVELL SUPPORT

•	Marvell's support obligations shall be as follows:

A.
Technical Support.  For the longer of: (1) the Term of this Agreement, or (2) [*]years after First Commercial Shipment and subject to the terms of this Agreement, EZchip will be entitled to receive, free of charge Technical Support for Marvell Product (as defined below) sold to EZchip under this Agreement via email and, when necessary, by phone (the “Technical Support”). Marvell's Technical Support shall be provided to EZchip for free only to the extent that such technical support is required in order to: (i) address Marvell's deficiency; or (ii) address an issue or a change specifically requested in writing by the Identified Customer.  Any other technical support shall be subject to the parties' prior written consent, acting reasonably. Marvell will use reasonable efforts to ensure.that EZchip receives Technical Support from Marvell in connection with EZchip’s purchase and use of the NP-4G, NP-5G chips and their variants, as defined in Exhibit B-NP4, and its addendum 1, of Amendment #3 to the Technology Development, License and Manufacturing Agreement for NP-4G and as defined in Exhibit B-NP4 of Amendment #4 to the Technology Development, License and Manufacturing Agreement for NP-5G (“the Marvell Product”); however, such

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

Technical Support will be limited to only support for the Marvell Product issues related directly to the Marvell Deliverables, as defined under Section 1.13 of the April 16, 2006 Technology Development, Licensing and Manufacturing Agreement. For the avoidance of doubt:

a.
Technical Support shall include training of EZchip’s support team and information related to the design, manufacturing and qualification of the devices, provide test results, product use documents, errata, and information to successfully use the Marvell Products, limited to the design section owned by Marvell, (“Technical Issues”), and

b.	Technical Support shall exclude support for any Marvell Products issue not directly related to the Marvell Deliverables.
B.
First Line Support.  EZchip’s technical support department (or equivalent department) shall establish and maintain a process to provide "First Line Support" for the Marvell Products directly to EZchip customers. First Line Support shall include, but not be limited to, providing a:

1.           direct response to EZchip customers with respect to inquiries concerning the performance, functionality or operation of the Marvell Products ;

2.           direct response to EZchip customers with problems or performance deficiencies with the Marvell Products ;

3.           diagnosis of problems or performance deficiencies of the Marvell Products ; and

4.           resolution of problems or performance deficiencies of the Marvell Products .

C.
Second Line Support.  If after reasonable commercial efforts, EZchip's technical support department is unable to diagnose or resolve problems or performance deficiencies of the Marvell Products as relates directly with the Marvell Deliverables only , then EZchip shall contact Marvell for "Second Line Support" and Marvell shall provide EZchip with Technical Support for the Marvell Products, but limited only to the design sections related to the  Marvell Deliverables, during normal “Business Hours” (8:00 a.m. - 5:00 p.m., Sunday to Thursday, Israeli time) as follows:

MARVELL CONFIDENTIAL INFORMATION

1.	Reporting Methods. EZchip shall report to Marvell all unresolved Technical Issues:

(i)
Each Party shall designate the following contacts for communications between them in regards to Technical Support under this Agreement and these contacts may be updated from time to time by a written notice to the other party.  EZchip’s Project Leader Contacts will be responsible for reporting Technical Issues to Marvell.  Marvell’s Technical Support Contacts will be responsible for providing the Technical Support to EZchip:

a.	Marvell Technical Support Contacts:

i.Name:
ii.Address: iii.Phone: xxx-xxx-xxxx iv.Email: EZchipsupport@marvell.com

b.	EZchip Project Leader Contacts

i.Name:
ii.Address: iii.Phone: xxx-xxx-xxxx iv.Email: xxxxx@xxxx.com

D.	Support Restrictions and Additional Support. Marvell Technical Support under this Agreement will be restricted to the Technical Issues related to NP4-G and their variants.

E.
Communication with EZchip customers.  EZchip will be the only source of communication with its customers concerning any Technical Issues with the Marvell Products. For the avoidance of doubt, under this Agreement, Marvell will not directly or indirectly communicate with or work with EZchip’s customers.

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT D-NP4

QUALITY

This Addendum 1 to Exhibit D-NP4 adds NP4-L and [*] and NP4-CL Licensed Products into Exhibit D-NP4

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT E-NP4

IDENTIFIED CUSTOMERS & IDENTIFIED PROGRAMS

This Addendum 1 to Exhibit E-NP4 adds the NP4-CL Licensed Products into Exhibit E-NP4.

I.  Identified Customer and Identified Programs.

•	The Identified Programs are defined to include these product lines.

No.	Identified Customer	Identified Programs
1	Cisco Systems, which includes its Affiliates and any third party(s) authorized by Cisco to make purchases on Cisco’s behalf	NP4-CL

II.  For purposes of Section 9.3 of the Agreement, all Identified Customers and Identified Programs listed above are exclusive to Marvell.

For the avoidance of doubt (i) pursuant to Section 9.3 of the Master Agreement, Marvell may not sell NP4-CL to any party other than to Identified Customers, (ii) Marvell may not sell [*]and NP4-L to any party other than to EZchip without first obtaining the express written permission of EZchip, (iii) [*]and NP4-L may not be directly or indirectly sold by EZchip to Identified Customers; (iv) EZchip may sell the NP4-L to any third party except Identified Customers, and (v) EZchip is not permitted to sell the [*] to any party other than [*] or an [*]Affiliate.  Each party has the right to appoint an independent third party auditor to conduct and audit of the other’s relevant records to verify such party’s compliance with the foregoing restrictions.

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT F-NP4

ROYALTIES, SHARED ENGINEERING FEES, & LICENSE FEES
Applicable to NP4-L and NP4-CL Licensed Product sold by Marvell to Identified Customers

The license granted to Marvell under the Agreement shall be subject to the payment of the royalties below. If, for some reason, Marvell does not pay EZchip the royalties below and such breach is not cured within [*]days of EZchip's notice to that effect, the license shall expire and be of no further force and effect.

In the event that EZchip fails to perform its support or maintenance obligations with respect to the NP4C (as determined by Cisco in good faith and acting reasonably), which failure is not cured within [*]days of Cisco’s notice to that effect, then Marvell shall withhold any royalty payments due EZchip with respect to the NP4C and place such amounts into an escrow account at a financial institution, mutually agreed by EZchip, Marvell and Cisco, which amounts shall be released once EZchip cures such failure (as determined by Cisco in good faith and acting reasonably).

1.  This Addendum 1 to Exhibit F-NP4 adds NP4-L and NP4-CL Licensed Products into Exhibit F-NP4:

Royalties

The Royalty owed by Marvell to EZchip (“NP4-CL Royalty”) for each unit of NP4-CL sold by Marvell shall be as follows:

[*]

[*] & NP4-L & NP4-CL

All Marvell non recurring engineering costs incurred for modifications to [*]and NP4-L and NP4-CL beyond the agreed upon Specifications must be agreed to in writing by EZchip and Marvell and will be paid by EZ Chip to Marvell.

2.  [*]
3.  [*]

4.  Royalty, Backlog, Forecast and Shipping Reports

•	Notwithstanding any other provision of the Agreement or any previous agreements between EZchip and Marvell, Marvell shall provide EZchip with:

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

•
[*]

In the event that Marvell fails to provide EZchip with any of the foregoing reports, EZchip shall so notify Marvell in writing and the parties shall act in good faith in order to find a solution that is acceptable to both parties.  For the avoidance of doubt, Marvell's failure to provide any of the foregoing reports in this Section 4 shall not constitute a breach of the Master Agreement and the foregoing process shall be the sole and exclusive remedy for any such failure.

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT G-NP4

Escrow

This Addendum 1 to Exhibit G-NP4 adds the NP4-CL Licensed Products into Exhibit G-NP4, as amended by this Amendment #3.

MARVELL CONFIDENTIAL INFORMATION

ADDENDUM 1
TO
EXHIBIT H-NP4

TERMS OF SALE

This Addendum 1 to Exhibit H-NP4 amends the NP4-G pricing set forth in Amendment #2 and incorporates the terms of Exhibit H-NP4 of Amendment #2 with respect to NP4-L and [*] subject to the following amendments, as set forth herein.

1.	The parties agree that Marvell will sell to EZchip (and only to EZchip), the NP4-L and [*] Licensed Products at the following pricing:
[*]

[*]

2.	The parties agree that Marvell will sell to EZchip (and only to EZchip), the NP4-G Licensed Products at the following pricing:

[*]
[*]

3.	Sections 5 though 9 and 11 through 14 of Exhibit H-NP4 of Amendment #2 are incorporated herein by reference, subject to the following changes:

a.     A reference to “NP4-G” in Sections 5, 6, 7, 8, 9, 10, 11, 12 and 14 shall also include a reference to the “[*] and NP4-L”. For the avoidance of doubt, such Sections shall apply to each of the NP4-G, [*] and NP4-L respectively.

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

b.	A reference to “NP4-C” in Section 14 shall also include a reference to “NP4-CL”.

4.
Notwithstanding Section 10 of Exhibit H-NP4 of Amendment #2, all sales of NP4-G, [*] and NP4-L License Product between Marvell and EZchip shall be subject to the terms and conditions contained in Marvell’s Terms and Conditions of Sale document which is attached hereto as Schedule 01 to Addendum 1 to Exhibit H-NP4 of this Amendment 3.

5.	[*]

6.	The following language is hereby added to the beginning of Section 8:

“As long as EZchip is not in breach for nonpayment, which has not been cured within [*] days of Marvell's written notice,”

7.	The following language is hereby added to the end of Section 8:
[*]

8.	The final sentence of Section 9 is hereby deleted in its entirety and is replaced with the following sentence:

“Notwithstanding the foregoing, Marvell may not end-of-life NP4-G, [*] or NP4-L at any time earlier than the expiration of [*] years from the first commercial customer shipment (“FCS”) (the “EOL Term”).”

9.	Section 11 is hereby deleted in its entirety and is replaced with the following section:

“Direct Purchase Right Notice.  Within [*] days following EZchip's advance written notice (the "Direct Purchase Right Notice"), EZchip shall  have the right, in its sole option and subject to its sole discretion (the “Direct Purchase Right”) to purchase NP4-G, [*] and NP4-L [including NP4-G, [*], NP4-L as defined in Amendment #4] and their variants and derivatives (collectively “Direct Purchase Products”) directly from Marvell’s suppliers, including but not limited to Marvell’s foundry, assembly, packaging and testing suppliers (“Marvell Suppliers”). In the event that EZchip exercises its Direct Purchase Right, Marvell shall use commercially reasonable efforts to execute all instruments and documents and do all things that may be necessary, including without limitation, contacting Marvell Suppliers on EZchip's behalf, to assist EZchip in exercising its Direct Purchase Rights with Marvell Suppliers. For the avoidance of doubt, the Direct Purchase Right shall apply to all of the Direct Purchase Products collectively and EZchip may not utilize this Direct Purchase Right for any individual Direct Purchase Product on a standalone basis, whether then in commercial production or not.

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

Direct Purchase Right Requirements.

In the event that EZchip exercises its Direct Purchase Right, EZchip shall be required to:

(a)	execute all instruments, agreements, documents and other things that may be necessary, in order to purchase the Direct Purchase Products from Marvell’s Suppliers; and
(b)	pay all associated Marvell Supplier fees; and
(c)
provided that a Triggering Event has not occurred, pay Marvell a non-recurring engineering fee of[*]calculated on the date that the Direct Purchase Right becomes effective, said non-recurring engineering fee amount shall decrease each year after the Amendment Effective Date by [*] years; and

(d)
Provided that a Triggering Event has not occurred, EZchip shall pay the following Direct Purchase Royalty to Marvell set forth in the tables below.  The NP4 Direct Purchase Royalty is cumulative across purchases of NP4-G, [*] and NP4-L and its variants; and the NP4 Direct Purchase Royalty is cumulative across purchases of NP4-G, [*] and NP4-L and its variants.  For the sake of clarity, purchases of NP4 do not count towards the volume tier calculation for NP4 and vice versa.

(e)
For the purposes of this Section, a “Triggering Event” shall be deemed to have occurred if Marvell shall (1) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or substantially all of its property; (2) make a general assignment for the benefit of its creditors; (3) file a petition seeking to take advantage of any law relating to bankruptcy, insolvency, reorganization for the benefit of its creditors, winding-up, or composition or readjustment of debts; (4)  take any corporate action for the purpose of effecting any of the foregoing; (5) a proceeding or case shall be commenced against Marvell in any court of competent jurisdiction, seeking: (i) its liquidation, reorganization for the benefit of creditors, dissolution or winding-up, or the composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like to Marvell or of all or substantially all of its assets; or (iii) similar relief, order, judgment or decree approving any of the foregoing

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

shall be entered and continue for a period of [*] days, (6) in the event that all or substantially all of the assets of Marvell (including the Master Agreement) are acquired in a merger or acquisition and the acquiring party does not agree in writing to assume all of Marvell’s rights and obligations under the Master Agreement;

[*]

For the avoidance of doubt, if a Triggering Event has occurred,, EZchip shall not be required to make the payments set forth in Sections (c) and (d) above

In the event that EZchip exercises its Direct Purchase Right, Marvell is required to:

(a)
for products purchased from Marvell, support EZchip pursuant to the terms of Schedule 01 to Exhibit H-NP4 and NP-5, Addendum 1 to Exhibit C-NP4 and Addendum 1 to Exhibit C-NP4 for a period of[*] years after the date on which Marvell notifies EZchip in writing that it may approach and contact Marvell Suppliers, which notice shall be provided to EZchip within not more than [*]months following EZchip's Direct Purchase Right Notice (the "Direct Purchase Right Effective Date");

(b)
license Marvell’s testing IP to Marvell’s testing supplier, permitting said testing supplier to use Marvell’s testing IP to test the Direct Purchase Products that are purchased by EZ under the Direct Purchase Right; and

(c)	Continue to sell Direct Purchase Products to EZchip for a period of [*] months from the Direct Purchase Right Effective Date.

Nothing in this section shall be considered as a sole remedy for EZchip or derogate from any other duty or obligation of Marvell under the Master Agreement or SOW; however, except as otherwise set forth above, Marvell shall have no obligation whatsoever (including any obligations under the Master Agreement) with respect to the Direct Purchase Products purchased directly from Marvell’s Suppliers.  Commencing on the Direct Purchase Right Effective Date, EZchip or its successor will have the right to continue to purchase Direct Purchase Products directly from Marvell for a period of [*] months from the Direct Purchase Right Effective Date. Upon expiration of said [*] month period, all outstanding purchase orders for Direct Purchase Products which Marvell has not started wafers shall be cancelled without any liability to EZchip. ”

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

10.	[*]

11.	The following Section shall be added after Section 14:

15. Marvell's Supply Obligations as set forth in Exhibit H-NP-4, as amended by this Addendum 1, will survive any termination or expiration of the Agreement (and, for the avoidance of doubt, even if EZchip is acquired by Marvell's competitor), except in the event that Marvell terminates the Agreement because EZchip materially breached the Agreement and did not pay Marvell for the Licensed products and such breach was not cured within [*]days of Marvell's written notice to that effect to EZchip.

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

Addendum 01
to
Schedule 01
of
EXHIBIT H-NP4

STANDARD TERMS AND CONDITIONS OF QUOTATION OF SALE

Exhibit H-NP4 of Amendment #2 is hereby deleted and replaced with this Addendum 1 to Schedule 01 of Exhibit H-NP4:

1.   APPLICABILITY

The terms and conditions of sale set forth herein and the terms set forth in the Technology Development, License and Manufacturing Agreement entered into effective as of April 12, 2006 2008 between:  (i) Marvell International Ltd., a Bermuda corporation, with offices at Argyle House, 41a Cedar Avenue, Hamilton, HM 12, Bermuda, on behalf of itself and its Affiliates, and Marvell Israel (M.I.S.L.) Ltd. (formerly known as Marvell Semiconductor Israel Ltd.), an Israeli corporation, with offices at 6 Hamada Street, Mordot HaCarmel Industrial Park, Yokneam, Israel 20692, on behalf of itself and its Affiliates (collectively “Seller”), and (ii) EZchipTechnologies Ltd., an Israeli corporation with offices at 1 Hatamar Street, PO Box 527, Yokneam 20692, Israel (“Buyer”) (the “Master Agreement”), the Amendment #2 to the Master Agreement and the Statement of Work annexed to the Master Agreement relating to the NP4-C and NP4-G Licensed Products (as such terms are defined therein)  (collectively, the “Terms and Conditions”) shall apply to all contracts of sale entered into by and between Marvell (the "Seller") and EZchip (the “Buyer”) with respect to the NP4-G Licensed Product.  Notwithstanding that the Terms and Conditions may conflict with certain terms and conditions specified by Buyer in Buyer's order form or any contract between Buyer and Seller, Seller's acceptance of Buyer's order is on the condition that the Terms and Conditions set forth herein shall apply to such order. Any such changes Buyer seeks to impose on Seller will not be effective, unless accompanied by such written authorization and acceptance of Seller’s Authorized Agent. Seller's failure to object to any term or condition contained in any communication from Buyer shall not be deemed a waiver of the terms and conditions herein. The Terms and Conditions set forth herein shall be applicable whether or not they are attached to or enclosed with the products sold hereunder.

2.   PRICE

Irrespective of any prices quoted by Seller or listed on Buyer’s purchase order, a purchase order for NP4-G Licensed Products is accepted only at the prices and on the terms agreed to by the parties pursuant to Exhibit H-NP4 of the SOW relating the NP4-C and NP4-G Licensed Products signed by the parties (the “NP4-SOW). Notwithstanding Section 9 of these terms and conditions, Buyer shall be entitled to cancel any order, without any liability whatsoever, if Seller’s price reflected on Seller’s acknowledgement or invoice is different to a price set forth in Exhibit H-NP4 of the NP4 SOW and Seller has refused to change the price after being notified by Buyer of the inconsistency.

MARVELL CONFIDENTIAL INFORMATION

3.   PAYMENT

All invoices are due and payable [*]days from the date of invoice.  No discounts, rebates or credits of any kind are authorized, unless otherwise agreed to in writing by Seller.  Unless Seller specifies otherwise, all payments shall be in United States dollars.  Each shipment of products shall be considered a separate independent transaction, and payment therefor shall be made accordingly.  If Buyer delays shipments, payments for such delayed shipments shall become due on the date when Seller is prepared to make shipment.  Products held for Buyer shall be at the risk and expense of Buyer.

4.   TAXES

All prices are quoted and all orders are accepted exclusive of any taxes or charges by any name imposed by any taxing authority of any state, nation or locality (other than taxes imposed on Seller's net income), and, as an example, are exclusive of national, state and local excise, sales, use, value added, goods and services , and similar taxes.  Consequently in addition to the prices specified herein, the amount of any present or future excise, sales, use, value added, goods and services, or similar tax applicable to the sale of the product hereunder shall be paid by Buyer, or in lieu thereof, Buyer shall provide Seller with a tax exemption certificate acceptable to Seller. Buyer shall not be liable to taxes based on Seller’s net income. When Seller has the legal obligation to collect such taxes, the appropriate amount shall be added to the applicable invoices and paid by the Buyer, unless Seller receives a proper tax exemption certificate from Buyer prior to shipment. In addition, if there are any withholding taxes payable with respect to the Buyer's payments to the Seller, the Buyer shall nevertheless pay Seller the amount due on the invoice less any portion for withholding tax, and pay the amount of withholding tax due to the appropriate taxing authority, providing Seller satisfactory evidence of such payment upon request.

5.   TITLE AND DELIVERY

Unless otherwise expressly provided herein, delivery of the products ordered hereunder by Buyer shall be completed when made Ex Works (Incoterms 2000) Seller’s designated point of shipment.  In all cases, Seller's title shall pass to Buyer and the risk of loss or damage to any product in transit shall fall upon Buyer, whose responsibility shall be to file claims with the carrier, when delivery is made Ex Works (Incoterms 2000) Seller’s designated point of shipment.  Seller shall, with the prior written consent of Buyer, select the method of shipment, but in all cases, the carrier will be regarded as Buyer’s agent.  Shipping dates shall be in accordance with the dates specified in a purchase order submitted by Buyer to Seller from time to time, however, parties agree that subject to reasonable delays, shipping dates are approximate and are based upon prompt receipt of all necessary information from Buyer.  In the absence of written instructions from Buyer, all of the products ordered hereunder shall be packed and prepared for shipment in a manner that: (i) follows good commercial practice; (ii) is acceptable to common carriers for shipment at the lowest rate; and (iii) is adequate to ensure safe arrival.  Seller shall mark all containers with Buyer purchase order numbers, lot tracking information, date of shipment, Buyer's and Seller's names, and such labels and notices consistent with good standard practice, provided that in the event that any shipments directly to an Buyer customer by Seller, shall upon Buyer’s request, omit Seller’s name from the containers. Seller shall not be liable for delay in delivery or non-delivery due to causes beyond Seller’s reasonable control, including but not limited to acts of God, acts of Buyer, acts of civil or military authority, war, riots, insurrection, sabotage, epidemic, labor disputes, labor shortages, utility shortages, materials shortages, delays in transportation or inability due to causes beyond Seller's reasonable control.  In the event of any such delay, the date of delivery shall automatically be extended for a period equal to the time lost by reason of the delay.  For other than these preceding causes, Seller shall not be in default for failure to deliver, unless Seller does not commence to cure such failure within [*]days after receipt of written notice of failure to deliver from Buyer.

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

6.   INDEMNIFICATION

Application. With regards to EZchip’s purchase of Licensed Products under Exhibit H-NP4, Section 11 of the Master Agreement (Intellectual Property Indemnification) shall not apply to Marvell, and the following intellectual property indemnification shall be applicable to Marvell.

Indemnification.  Seller will defend, hold harmless and indemnify Buyer and its affiliates from and against any and all claims, suits, losses, damages, expenses and liabilities, costs and expenses (including reasonable attorney's fees), incurred by Buyer and its affiliates solely as a result of any infringement by any products provided by Seller of any patent, copyright, trade secret, trademark, moral right, mask work right, trade secret, know-how or other intellectual property or proprietary right(s) of a third party, in any country or jurisdiction in the world, now or hereafter existing, and whether or not filed, perfected or recorded (the “Intellectual Property Right”). If any Intellectual Property Right is procured by Seller for use in the products provided hereunder by a third party, Seller shall be responsible for obtaining all required Intellectual Property Rights from all third parties in order to enable use by Buyer of the products provided by Seller hereunder.

Without derogating from the foregoing, if such a claim is made such that Buyer is prohibited or is reasonably likely to be prohibited from making any use, commercial or otherwise, of the products, Seller agrees, at Seller’s sole option and expense, to either:  (i) obtain for Buyer the right to continue to use and sell the products in accordance with these terms and conditions; (ii) modify the products so they are non-infringing and in compliance with these terms and conditions; (iii) replace the products with non-infringing products that comply with these terms and conditions and design specifications; or (iv) if the foregoing are not reasonably possible, accept the return of the infringing products and refund any amount paid.

Requirements. This indemnification shall apply to products provided by Seller to Buyer hereunder, excluding any direct infringement claims, or parts thereof, with respect to EZchip Deliverables included in NP4-G  and shall only apply provided (i) Buyer provides Seller with prompt written notice of such claim within [*]days of the claim being made (provided that Buyer’s failure to provide such notice will relieve Seller of its obligations hereunder only if and to the extent that such failure prejudices Seller’s ability to defend such claims), (ii) Buyer provides Seller with full control over the defense and/or settlement of the claim (provided that Seller keeps Buyer apprised of the status of the claim and any settlement negotiations and no resolution or settlement of the claim obligates Buyer to pay damages, settlement costs or any other compensation to the plaintiff or effectuates an admission of any liability on the part of Buyer without the express written consent of Buyer), and (iii) Buyer provides Seller with all reasonable information and assistance (at Seller’s expense) to handle the defense and/or settlement thereof. Notwithstanding the foregoing, Seller’s indemnification shall also include a claim arising out of Seller’s modification to the EZchip Deliverables, or use thereto which is not permitted by these Terms and Conditions, provided the infringement would not have incurred without said modification or use.

Exclusions.  This indemnification does not apply to a claim, or any part thereof, which (a) arises out of the modification by Buyer of NP4-G, provided the infringement would not have occurred without said modification; or (b) arises out of the combination by Buyer of NP4-G with other elements (software, components or services) not furnished by Seller (unless recommended in writing, specified in writing, or approved in writing by Seller) where the NP4-G standing alone would not infringe, (c) arises out of Seller’s compliance with Buyers written specifications, designs or instructions in the Master Agreement or those which are provided to Seller by or on behalf of Buyer and such claim would not have arisen had such specifications, designs or instructions not been used, (d) arises out of any use of NP4-G not permitted by these Terms and Conditions, or (e) any Buyer technology that is included in or is sold with NP4-G (individually and collectively, “Excluded Claims.”).  Buyer shall defend, indemnify, and hold Seller harmless from any costs or expenses arising from a rightful claim of infringement by a third party for any of the Excluded Claims, to the same extent as Seller has agreed to indemnify Buyer.  Subject to Section 14 below, the foregoing states Seller’s exclusive liability and Buyer’s exclusive remedy arising from any Claim.

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

7.   NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

Notwithstanding Section 7 of the Master Agreement, the parties acknowledge and agree that they shall be entitled to disclose Confidential Information with respect to the other party and these Terms and Conditions, in accordance with the other party’s obligations pursuant to NASDAQ or the TASE rules and policies, and US and Israeli Securities Law. The parties acknowledge and agree that a disclosure of the other party’s Confidential Information in accordance with this Section shall not constitute a breach of the Terms and Conditions.

8.   ASSIGNMENT

Notwithstanding Section 12.3 of the Master Agreement, Buyer may assign, delegate or sublicense all or any portion of its rights and obligations under these terms and conditions to (i) its subsidiaries, affiliates or the surviving entity resulting from a merger or consolidation involving Buyer, (ii) the acquiring entity in a sale or other disposition of all or substantially all of the assets of Buyer as a whole or of any line of business or division of Buyer, or (iii) any other party that is created as a result of a spin-off from, or similar reorganization transaction of, Buyer or any line of business or division of Buyer.

9.   CANCELLATIONS AND RESCHEDULING

A.Orders may be rescheduled or canceled solely in accordance with the terms of this Section.  Orders may not be cancelled less than [*] weeks prior to the scheduled delivery date. In the event Buyer cancels all or any portion of an order less than [*] weeks prior to the originally scheduled shipment date, then Buyer agrees to pay Seller cancellation charges which shall include all reasonable costs, direct and indirect, incurred and committed by Seller together with a reasonable allowance for other expenses incurred by Seller in connection with such cancelled order. Seller’s calculation of such cancellation charge shall be final and binding on Buyer and payment thereon shall be due from Buyer within [*]days of Buyer’s receipt of notice of such cancellation charge. Notwithstanding the foregoing, Seller shall use commercially reasonable efforts to accept any cancellation by Buyer less than [*]weeks prior to the originally scheduled shipment date and to avoid incurring cancellation charges, or to charge Buyer for any charges or expenses associated with the cancellation not actually incurred by Seller in accordance with this Section. For the avoidance of doubt, Buyer shall not be liable to Seller for any amounts whatsoever with respect to a cancellation of any order [*] weeks prior to the scheduled delivery date. Orders for delivery of products may be rescheduled on not less than [*] days prior written notice to the scheduled delivery date, without any liability to Seller, including without limitation costs and expenses incurred by Seller as a result of the rescheduling or cancellation charges, and delivery may not be rescheduled by more than [*]additional days.

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

In the event that the parties mutually agree to changes to the specifications, then said changes shall be instituted as agreed between the parties subject to Buyer and Seller agreeing, in writing, upon an adjustment to the delivery schedule. In the event of any such change to an existing order, Buyer will not liable to Seller for any cancellation charges with respect to the cancellation or rescheduling of such an order.

10.   GOVERNMENT CONTRACTS

If the products to be furnished under this order are to be used in the performance of a government contract or subcontract, there shall be incorporated herein such acquisition regulations as are required by law and accepted by Seller’s Authorized Agent.

11.   EXPORT CONTROL

Buyer will not export, reexport or transfer any of Seller’s products, software, or technology (collectively, “Technology”), or any products developed with or utilizing Seller’s Technology, in violation of any applicable laws or regulations of the United States and the country where Seller’s Technology was legally obtained.  In addition to the above, Seller’s Technology may not, in the absence of authorization by U.S. and local law and regulations, as required, be used by or exported or reexported (i) to any U.S. sanctioned or embargoed country, or to foreign nationals or residents of such countries; or (ii) to any person, entity, organization or other party identified on the U.S. Department of Commerce’s Denied Persons or Entity List, the U.S. Department of Treasury’s Specially Designated Nationals or Blocked Persons Lists, or the Department of State’s Debarred Parties List, as published and revised from time to time; or (iii) to any party engaged in nuclear, chemical/biological weapons or missile proliferation activities; or (iv) for use in the design, development or production of rocket systems or unmanned air vehicles.  Further, Buyer confirms that it is not a person, entity, organization or other party identified on the U.S. Department of Commerce’s Denied Persons or Entity List, the U.S. Department of Treasury’s Specially Designated Nationals or Blocked Persons Lists or the Department of State’s Debarred Parties List, as published and revised from time to time.  Buyer will indemnify and hold Seller harmless from and against any claim, loss, or liability arising out of any breach by Buyer of this Section 11.  Nothing in this Section 11 shall expand, or be deemed to expand, the rights granted to Buyer under these terms and conditions of sale.  This Section 11 shall survive any termination or expiration of these terms and conditions of sale.

12.   GOVERNING LAW; JURISDICTION AND VENUE; AND SEVERABILITY

These terms and conditions of sale shall be governed by and construed and enforced in accordance with the laws of the State of California, USA, without regard to conflicts or laws provisions. Buyer and Seller hereby consent to jurisdiction and venue in the state and federal courts in Santa Clara County, California or the courts of the state of Israel, wherever any dispute arising hereunder is first initiated. Any provision hereof which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions or affecting the validity or enforcement of such provisions in any other jurisdiction.

13.   WARRANTIES AND REMEDIES

A.Defect Warranty.  Seller warrants that from [*] months following the date of Seller’s shipment of products (the “Warranty Period”) all products (excluding the EZchip Deliverables) to be delivered hereunder shall be free from defects in material and workmanship andthat no errors caused by

* This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

Seller or its subcontractors, or other third parties furnished by Seller will cause the products to fail or to non-conform to the Specifications, subject to the conditions and procedures stated herein, except that in the case of Epidemic Failure the term shall be extended to [*] months following the date of Seller shipment.

1.
Buyer shall promptly notify Seller’s Authorized Agent in writing of any alleged breach of warranty and return for warranty adjustment such products. Any products so returned shall be shipped to Seller at Buyer's expense. To the extent that such products are found by Seller to be defective, Seller shall reimburse Buyer for such delivery charges and pay delivery charges of repaired or replacement products to the Buyer.

2.
Upon receipt of the returned products, Seller will examine such products to determine to its own reasonable satisfaction that the alleged defect did not arise as a result of Buyer's (or parties furnished by buyer) abuse, misuse, neglect, tampering, unauthorized or improper use or installation, disassembly, repair, alteration, or accident, all of which are not covered by any of the warranties set forth herein.

3.
If Seller finds that products are defective, Seller shall immediately issue a notice to Buyer advising of same and the action it shall take in accordance with Section 13B. Seller shall promptly and as soon as practicable, make the necessary repairs (if applicable), replace the products, or provide Buyer with a credit of the purchase price, of any non-conforming products.

4.
Seller will promptly notify Buyer in the event the products are not subject to warranty adjustment. Unless instructions as to the disposition of such products not subject to warranty adjustment are received from Buyer within[*]calendar days of such notification, the products will be returned to Buyer, freight collect; and

5.
Seller's products are not authorized for use as critical components in medical devices, military systems, life or critical support devices or related systems, and Seller provides no warranty or indemnity to Buyer or Buyer’s customers related to such non-authorized uses.

B. Limitation of Remedies.  Subject to Section 13D and Section 14 below, (i) Buyer’s sole and exclusive remedy under this warranty shall be, at both party’s reasonable option, either to repair or replace, or credit to Buyer the purchase price of, any non-conforming product or products; and (ii) in no event shall Seller, its affiliates, agents, officers, directors, insurers, successors and assigns or employees be liable to Buyer or any third party for loss of profits, loss of use or any incidental, consequential, indirect, contingent, secondary, special damages or expenses whatsoever and howsoever arising, even if Seller has been advised of the possibility of such damages.

C. Extended Warranty. Replacement and repaired products shall be warranted for the Warranty Period starting from the date Seller delivers such replaced or repaired products to Buyer.

D. Epidemic Failure Warranty. Seller warrants that that from the date of delivery of the products to Buyer and for a period of [*]years thereafter, products provided to Buyer by Seller (excluding the EZchip Deliverables) will not experience Epidemic Failure. “Epidemic Failure” means a single root cause defect or malfunction of a product that materially impairs performance of such product, where the defect or malfunction is reasonably verified by Seller, as being attributable to defects warranted under Section 13A, and such defect is exhibited within the Warranty Period by at least [*] percent [*] of the products delivered within [*] consecutive lots.  In the event of an Epidemic Failure, all products of the same lots will be presumed defective under Section 13A and subject to the remedy in Section 13B.  In addition, Seller will provide a corrective action plan reasonably acceptable to Buyer as soon as possible after being notified of the Epidemic Failure, and further implement the corrective action plan accepted by Buyer as soon as possible at no additional charge to Buyer. Buyer may cancel or postpone all purchase orders pending implementation of the corrective action plan, without any penalty.

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

E. Excluded Warranties.  EXCEPT FOR THE EXPRESS WARRANTY SET FORTH HEREIN, SELLER MAKES NO OTHER WARRANTIES OR GUARANTEES REGARDING THE PRODUCT, WHETHER EXPRESS, ORAL, IMPLIED, STATUTORY, ARISING BY OPERATION OF LAW, OR AS A RESULT OF USAGE OF TRADE, COURSE OF DEALING, OR COURSE OF PERFORMANCE.  SELLER HEREBY EXPRESSLY DISCLAIMS ALL IMPLIED WARRANTIES OR WARRANTIES OTHERWISE ARISING BY OPERATION OF LAW, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.  NOTWITHSTANDING THE FOREGOING, IF ANY PRODUCT COVERED BY THIS ORDER IS DESIGNATED FOR DEVELOPMENTAL OR EXPERIMENTAL USE, NO WARRANTY WHATSOEVER SHALL BE APPLICABLE THERETO, AND BUYER SHALL INDEMNIFY SELLER FOR ANY AND ALL CLAIMS OR LIABILITY ASSERTED AGAINST SELLER IN CONNECTION WITH SUCH DEVELOPMENTAL OR EXPERIMENTAL USAGE.

F. Allocation of Risk.  This warranty allocates risks of product failure between Seller and Buyer.  This allocation is recognized by both parties and is reflected in the price of the products.  Buyer acknowledges that it has read this warranty, understands it, and is bound by its terms and limitations.

14.   LIMITATION OF LIABILITIES.

EXCEPT FOR A BREACH OF SECTION 7 (CONFIDENTIAL INFORMATION), SECTION 11 (INTELLECTUAL PROPERTY INDEMNIFICATION) OR FRAUD OR WILLFUL MISCONDUCT, INCLUDING WITHOUT LIMITATION, (I) THE SALE BY MARVELL OF THE NP4-C TO ANY PARTY OTHER THAN IDENTIFIED CUSTOMERS, OR THE NP4-G, NP4-L OR [*] TO ANY PARTY OTHER THAN EZCHIP AND SELECTED CUSTOMERS, (II) A BREACH OF SECTION 9.3, OR (III) A BREACH OF MARVELL'S SUPPLY OBLIGATIONS, BUT ONLY TO THE EXTENT THAT SUCH BREACH (UNDER SUBSECTIONS I, II, OR III) IS DIRECTLY CAUSED BY A PARTY'S WILLFUL MISCONDUCT, IF ANY PARTY TO THIS AGREEMENT IS FOUND LIABLE (WHETHER UNDER CONTRACT, TORT OR OTHERWISE), THE CUMULATIVE LIABILITY OF SUCH PARTY FOR ALL CLAIMS WHATSOEVER ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED THE SUM OF ALL AMOUNTS PAID BY ONE PARTY TO THE OTHER PARTY DURING THE [*] MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT WHICH GAVE RISE TO THE CLAIM, OR [*] ([*]), WHICHEVER IS GREATER.

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

MARVELL CONFIDENTIAL INFORMATION

EXCEPT FOR A BREACH OF SECTION 7 (CONFIDENTIAL INFORMATION) OR FRAUD OR WILLFUL MISCONDUCT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OR PUNITIVE DAMAGES, INCLUDING, WITHOUT LIMITATION, ANY LOSS OR DAMAGE TO BUSINESS EARNINGS, LOST PROFITS OR GOODWILL, LOST OPPORTUNITIES AND LOST OR DAMAGED DATA OR DOCUMENTATION, SUFFERED BY ANY PERSON, ARISING FROM AND/OR RELATED WITH AND/OR CONNECTED TO THIS AGREEMENT, EVEN IF SUCH PARTY IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES HEREBY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT REGARDING ANY DELIVERABLE OF A PARTY PROVIDED HEREUNDER.

A reference to “NP4-G” shall also include a reference to the “[*] and NP4-L”. For the avoidance of doubt, each Section shall apply to each of the NP4-G, [*] and NP4-L respectively. **

*This portion has been omitted pursuant to a Request for Confidential Treatment under Rule 24b-2 of the Securities Exchange Act of 1934.  The complete document, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

**The original document with confidential information omitted pursuant to a confidential treatment request consists of 29 pages, of which 3 pages were omitted in this public filing.